Exhibit 77 Q1(a)(1)

SCHEDULE A

to

Amended and Restated Agreement and Declaration of Trust

of

Forward Funds

Schedule of Series and Classes

Series	Class of Shares
Forward Aggressive Growth Allocation Fund	Investor Class Institutional Class Class A Class C
Forward Balanced Allocation Fund	Investor Class Institutional Class Class A Class C
Forward Commodity Long/Short Strategy Fund	Investor Class Institutional Class Class C Class M Class Z
Forward CorePlus Fund	Investor Class Institutional Class Class Z
Forward Credit Analysis Long/Short Fund	Advisor Class Investor Class Institutional Class Class A Class C Class M
Forward EM Corporate Debt Fund	Advisor Class Investor Class Institutional Class Class C
Forward Emerging Markets Fund	Advisor Class Investor Class Institutional Class Class C Class M
Forward Endurance Long/Short Fund	Investor Class Institutional Class Class C Class M
Forward Extended MarketPlus Fund	Investor Class Institutional Class Class C Class Z
Forward Focus Fund	Advisor Class Investor Class Institutional Class Class A Class C
Forward Floating NAV Short Duration Fund	Investor Class Institutional Class Class C Class M Class Z
Forward Frontier Strategy Fund	Investor Class Institutional Class Class M Class Z
Forward Global Credit Long/Short Fund	Investor Class Institutional Class Class C Class M
Forward Global Infrastructure Fund	Advisor Class Investor Class Institutional Class Class A Class B Class C Class M
Forward Growth & Income Allocation Fund	Investor Class Institutional Class Class A Class C
Forward Growth Allocation Fund	Investor Class Institutional Class Class A Class C
Forward High Yield Bond Fund	Investor Class Institutional Class Class C Class Z
Forward Income & Growth Allocation Fund	Investor Class Institutional Class Class A Class C
Forward Income Builder Fund	Investor Class Institutional Class Class A Class C
Forward International Dividend Fund	Advisor Class Investor Class Institutional Class Class A Class C Class M
Forward International Real Estate Fund	Advisor Class Investor Class Institutional Class Class A Class C Class M
Forward International Small Companies Fund	Advisor Class Investor Class Institutional Class Class A Class C Class M
Forward Investment Grade Fixed-Income Fund	Investor Class Institutional Class Class Z
Forward Large Cap Dividend Fund	Advisor Class Investor Class Institutional Class Class A Class C
Forward Managed Futures Strategy Fund	Investor Class Institutional Class Class C Class M Class Z
Forward Real Estate Fund	Advisor Class Investor Class Institutional Class Class A Class C
Forward Real Estate Long/Short Fund	Advisor Class Investor Class Institutional Class Class A Class B Class C Class M
Forward Select EM Dividend Fund	Investor Class Institutional Class Class A Class C Class M
Forward Select Income Fund	Advisor Class Investor Class Institutional Class Class A Class B Class C Class M
Forward Small Cap Equity Fund	Advisor Class Investor Class Institutional Class Class A Class C Class M
Forward Strategic Alternatives Fund	Investor Class Institutional Class Class Z
Forward Tactical Enhanced Fund	Investor Class Institutional Class Class A Class C Class M
Forward Tactical Growth Fund	Investor Class Institutional Class Class A Class C Class M
Forward U.S. Government Money Fund	Investor Class Institutional Class Class A Class C Class Z

As amended:	March 8, 2007	October 20, 2010
	September 11, 2007	December 31, 2010
	November 13, 2007	January 20, 2011
	January 9, 2008	April 19, 2011
	March 5, 2008	April 21, 2011
	September 17, 2008	May 1, 2011
	January 7, 2009	September 8, 2011
	April 29, 2009	September 30, 2011
	June 3, 2009	November 1, 2011
	June 9, 2009	December 31, 2011
	June 12, 2009	January 30, 2012
	June 17, 2009	March 19, 2012
	June 26, 2009	May 1, 2012
September 25, 2009
October 30, 2009
December 1, 2009
December 11, 2009
January 11, 2010
May 1, 2010
June 11, 2010
August 9, 2010
September 1, 2010
September 20, 2010
September 22, 2010